UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☐
Filed by a party other than the Registrant   ☒
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

Amarin Corporation plc

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Offshore Master Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Sarissa Capital Management LP
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Paul Cohen, M.D.
Mark DiPaolo
Keith L. Horn
Odysseas Kostas, M.D.
Louis Sterling III
Diane E. Sullivan

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This filing contains a press release issued on February 21, 2023 by Sarissa Capital.

SARISSA CAPITAL REMINDS AMARIN SHAREHOLDERS TODAY IS THE LAST DAY TO VOTE “FOR” CHANGE

Sarissa Capital’s board candidates will represent shareholders and help create value at Amarin during this critical period

Sarissa Capital believes removing Chairman Per Wold-Olsen from the Amarin board is in shareholders’ best interest

Greenwich, CT, February 21, 2023 – Sarissa Capital Management LP (“Sarissa”) today issued the following statement regarding Amarin Corporation plc (NASDAQ: AMRN):

Sarissa urges Amarin shareholders to vote “FOR” change TODAY to remake the Amarin board for shareholders at our upcoming meeting. Given the voting logistics for the meeting, votes must be submitted TODAY in order to be received in time to be counted for tomorrow’s formal deadline.

IF YOU ALREADY VOTED “FOR” ALL PROPOSALS AND SUBMITTED YOUR PROXY CARD, THERE IS NOTHING ELSE YOU NEED TO DO TO SUPPORT SARISSA’S NOMINEES. YOU DO NOT NEED TO VOTE AGAIN.

Shareholders have seen tremendous value destruction at the hands of current Amarin leadership with its operational blunders and poor capital allocation decisions. The board, led by Chairman Per Wold-Olsen, takes no accountability and pays only lip service to its shareholders. Instead, in its attempt to further entrench itself, Amarin’s board has wasted significant amounts of precious shareholders capital to keep shareholder representatives off the board.

Sarissa is Amarin’s largest shareholder. Unlike the current board, we have meaningful “skin in the game” and are fully aligned with shareholders and incentivized to create value at Amarin. In addition, our slate includes Sarissa candidates that helped turn around The Medicines Company until its ultimate sale for nearly $10 billion. We have the qualifications and the experience to help guide Amarin through this critical period.

We urge all shareholders to vote “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen by midnight (New York Time) tonight.

You can vote on the blue proxy card or the white proxy card but if you want to fully support Sarissa, you must make sure that all “FOR” boxes are marked on your proxy card (blue or white) before you submit it.

If you have any questions on how to vote, we recommend that you contact Sarissa’s proxy solicitor, D.F. King, by calling (800) 331-7024 or emailing AMRN@dfking.com.

Visit our website at www.freeamarin.com for helpful information about Sarissa and the need for change at Amarin.

The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT TO MAKE SURE YOUR VOTE COUNTS, SUBMIT YOUR VOTE BY MIDNIGHT (NEW YORK TIME) TONIGHT.

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of Amarin Corporation plc (the “Company”) at the general meeting of the Company for the election of Sarissa Capital’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).

#FreeAmarin

Contact:	Jean Puong Sarissa Capital Management LP info@sarissacap.com